UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2016

Central Index Key Number of the issuing entity: 0001678740
Morgan Stanley Capital I Trust 2016-UBS11
(Exact name of issuing entity)

Central Index Key Number of the depositor: 0001547361
Morgan Stanley Capital I Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor: 0001541886
UBS Real Estate Securities Inc.

Central Index Key Number of the sponsor: 0001089877
KeyBank National Association

Central Index Key Number of the sponsor: 0001542256
Natixis Real Estate Capital LLC

Central Index Key Number of the sponsor: 0001541557
Morgan Stanley Mortgage Capital Holdings LLC
(Exact names of sponsors as specified in their charters)

Delaware	333-206582-03	13-3291626
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 761-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2016, Morgan Stanley Capital I Inc. (the “Registrant”) caused the issuance, pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2016 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as trustee, certificate administrator, certificate registrar, authenticating agent and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer.

The Certificates consist of the following classes (each, a “Class”), designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) and (ii) the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”).

The Publicly Offered Certificates were sold to Morgan Stanley & Co. LLC, UBS Securities LLC, KeyBanc Capital Markets Inc. and Natixis Securities Americas LLC, Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to the Underwriting Agreement, dated as of August 12, 2016, between the Registrant, Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) and the Underwriters.

The Privately Offered Certificates were sold to Morgan Stanley & Co. LLC, UBS Securities LLC, KeyBanc Capital Markets Inc., Natixis Securities Americas LLC and Wells Fargo Securities, LLC, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to the Certificate Purchase Agreement, dated as of August 12, 2016, between the Registrant, MSMCH and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Morgan Stanley Capital I Trust 2016-UBS11, a common law trust fund formed on August 25, 2016 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are thirty-eight (38) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on seventy-five (75) commercial properties. The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Morgan Stanley Mortgage Capital Holdings LLC, UBS Real Estate Securities Inc., KeyBank National Association and Natixis Real Estate Capital LLC.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $632,488,000, on August 25, 2016.  The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $4,817,783, were approximately $709,666,734 plus accrued interest from the cut-off date.  Of the expenses paid by the Registrant, $100,000 were paid directly to affiliates of the Registrant, $0 were in the form of fees paid to the Underwriters unaffiliated with the Registrant, approximately $125,000 were expenses paid to or for the Underwriters and $4,592,783 were other expenses.  All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses.  No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.  The Registrant also sold to the Initial Purchasers on such date the Privately

Offered Certificates, having an aggregate principal amount of $87,271,662, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act.  Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, dated August 25, 2016 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus, dated August 16, 2016.  The related registration statement (file no. 333-206582) was originally declared effective on December 9, 2015.

Item 8.01. OTHER EVENTS

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:
5.1	Legality Opinion of Sidley Austin LLP, dated August 25, 2016.
8.1	Tax Opinion of Sidley Austin LLP, dated August 25, 2016 (included as part of Exhibit 5.1).
23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.
By: /s/ Cynthia Eckes
Name: Cynthia Eckes
Title: Vice President

Date: August 25, 2016

EXHIBIT INDEX

Exhibit Number	Description

5.1	Legality Opinion of Sidley Austin LLP, dated August 25, 2016.
8.1	Tax Opinion of Sidley Austin LLP, dated August 25, 2016 (included as part of Exhibit 5.1).
23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).